UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 North Green Bay Avenue Milwaukee, WI	53209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 10, 2014, Johnson Controls, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein $300,000,000 aggregate principal amount of its 1.400% Senior Notes due 2017 (the “2017 Notes”), $500,000,000 aggregate principal amount of its 3.625% Senior Notes due 2024 (the “2024 Notes”), $450,000,000 aggregate principal amount of its 4.625% Senior Notes due 2044 (the “2044 Notes”) and $450,000,000 aggregate principal amount of its 4.950% Senior Notes due 2064 (the “2064 Notes” and, together with the 2017 Notes, the 2024 Notes and the 2044 Notes, the “Notes”) in a public offering (the “Offering”). The Offering is expected to close on June 13, 2014, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, as well as indemnification rights and obligations of the parties. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes to be sold pursuant to the Underwriting Agreement will be issued pursuant to an Indenture (the “Indenture”), dated as of January 17, 2006, between the Company and U.S. Bank National Association as successor Trustee (the “Trustee”), and an Officers’ Certificate, to be dated June 13, 2014 (the “Officers’ Certificate”), setting forth the terms of the Notes.

The Indenture provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence of certain events of default after expiration of any applicable grace period.

If a change of control triggering event occurs, the Notes are subject to repurchase by the Company at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Company intends to use a portion of the net proceeds from the Offering to finance the Company’s acquisition of Air Distribution Technologies (“ADT”). Any remaining proceeds from the Offering will be used for general corporate purposes. If the Company has not consummated the ADT acquisition by December 31, 2014, or the acquisition agreement is terminated at any time prior to December 31, 2014, other than in connection with the consummation of the acquisition, and is not otherwise amended or replaced, then the Notes are subject to special mandatory redemption at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, from the date of original issuance to, but not including, the special mandatory redemption date.

If a “Tax Event” (as defined in the Officers’ Certificate) occurs, the Company may redeem the 2064 Notes in whole, but not in part, at its option, at a redemption price equal to 100% of the principal amount of the 2064 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Item 8.01.	Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (No. 333-179613) filed on February 22, 2012 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Company is filing certain exhibits as part of this Current Report on Form 8-K in connection with its filing with the SEC of a final prospectus supplement, dated June 10, 2014, and a prospectus, dated February 22, 2012, relating to the Offering. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are being filed herewith:

(1.1)	Underwriting Agreement, dated June 10, 2014, among Johnson Controls, Inc. and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

(5.1)	Opinion of Foley & Lardner LLP, dated June 11, 2014.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

BY:	/s/ Brian J. Stief
Brian J. Stief
Vice President and Corporate Controller

Date: June 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

(1.1)	Underwriting Agreement, dated June 10, 2014, among Johnson Controls, Inc. and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

(5.1)	Opinion of Foley & Lardner LLP, dated June 11, 2014.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

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